Press Release For immediate release

Invesco Reports Results for the Three Months and Year Ended December 31, 2022

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Matt Seitz Graham Galt	404-724-4299 404-439-4853 404-439-3070

Invesco Announces Fourth Quarter Diluted EPS of $0.41; Adjusted Diluted EPS(1) of $0.39 and
Full Year 2022 Diluted EPS of $1.49; Adjusted Diluted EPS(1) of $1.68

Atlanta, January 24, 2023 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2022.
▪$3.2 billion of net long-term outflows in Q4 2022, continued resilience in key capability areas with net long-term inflows of $4.3 billion from ETFs, $3.3 billion in our Asia Pacific region, $0.9 billion from our Institutional channel, and $0.8 billion from Fixed Income
▪$0.5 billion of net long-term outflows in 2022, as net long-term inflows from key capability areas offset industry-wide redemption pressure
▪$1,409.2 billion in ending AUM, an increase of 6.5% over the prior quarter and a decrease of 12.5% over the prior year-end
▪17.0% operating margin in Q4 2022; 30.6% adjusted operating margin(1)
▪21.8% operating margin for full year 2022; 34.8% adjusted operating margin(1)
▪Balance sheet strength - managed debt down to $1.5 billion, the lowest level in 10 years, and ended the year with over $1.2 billion of cash and cash equivalents

Update from Marty Flanagan, President and CEO

"The fourth quarter concluded a year of significant headwinds and volatility in global financial markets. Despite the industry challenges in 2022, we were pleased to see our key capabilities in areas of high-client demand continue to deliver organic growth, offsetting net outflows in capabilities that experienced redemption pressure as investors expressed a preference for risk-off assets. Key capabilities that delivered net long-term inflows for the year included ETFs, Fixed Income, Greater China, and the Institutional channel. The firm’s ability to deliver these outcomes demonstrates the strength and resilience of our diversified platform in the face of extraordinary market headwinds.
Although markets showed signs of stabilization in the fourth quarter, the uncertain backdrop continued to weigh on investor sentiment and impacted client demand. Invesco separated itself from most industry peers by garnering net inflows in key capability areas, led by strong growth in ETFs in the quarter. Our Fixed Income business and the Institutional channel also continued to build on their track record of organic growth, generating net inflows for 16 and 13 consecutive quarters, respectively.

Looking ahead, we will continue a disciplined approach to expenses, tightly managing discretionary spend and limiting hiring to roles that are critical to support the organization and our future growth. We are thoughtfully managing market headwinds while investing for the long-term. We remain focused on identifying areas of expense improvement that will deliver positive operating leverage when markets recover and organic growth resumes.

(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

We are partnering with our clients to meet their most pressing needs in this dynamic environment. We’ve dedicated the past decade to building a breadth of investment capabilities, solutions mindset, and operating scale at Invesco that few in our industry can match. I am proud of all that our talented employees accomplished in 2022 on behalf of our clients and stakeholders and I am optimistic for a return to organic growth when market volatility eases. Market direction may remain uncertain, but I am confident that Invesco is prepared to meet challenges that arise in 2023 and well positioned for future growth."

Net flows:
Net long-term outflows were $3.2 billion for the fourth quarter, compared to $7.7 billion of net long-term outflows in the third quarter.

Institutional net long-term inflows were $0.9 billion while retail net long-term outflows were $4.1 billion. Net long-term flows by asset class included net long-term inflows of $0.8 billion in fixed income products and $0.7 billion in equity products which were offset by net long-term outflows of $1.1 billion in balanced products and $3.6 billion in alternative products. On a geographic basis, the Asia Pacific region achieved net long-term inflows of $3.3 billion while the Americas and EMEA regions experienced net long term outflows of $3.9 billion and $2.6 billion, respectively.

Net market gains and foreign exchange rate movements increased AUM in the fourth quarter by $34.8 billion and $14.6 billion, respectively. We had outflows of $2.1 billion in non-management fee earning products and inflows of $30.1 billion in money market funds during the quarter. Ending AUM increased 6.5% while average AUM decreased 1.7% during the fourth quarter.

Summary of net flows (in billions)	Q4-22	Q3-22	Q4-21	2022	2021
Active	$(10.5)	$(7.3)	$1.8	$(28.3)	$18.2
Passive	7.3	(0.4)	10.7	27.8	63.2
Net long-term flows	(3.2)	(7.7)	12.5	(0.5)	81.4
Non-management fee earning AUM	(2.1)	1.9	12.5	(3.2)	20.6
Money market	30.1	10.0	10.0	56.4	39.7
Total net flows	$24.8	$4.2	$35.0	$52.7	$141.7

Annualized long-term organic growth rate (1)	(1.2)%	(2.9)%	4.1%	—%	6.9%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-22		Q3-22		Q4-22 vs. Q3-22	Q4-21		Q4-22 vs. Q4-21
U.S. GAAP Financial Measures
Operating revenues	$1,443.4	m	$1,445.7	m	(0.2)%	$1,763.4	m	(18.1)%
Operating income	$245.1	m	$350.2	m	(30.0)%	$509.2	m	(51.9)%
Operating margin	17.0%		24.2%			28.9%
Net income attributable to Invesco Ltd.	$187.8	m	$177.4	m	5.9%	$426.8	m	(56.0)%
Diluted EPS	$0.41		$0.39		5.1%	$0.92		(55.4)%

Adjusted Financial Measures (1)
Net revenues	$1,108.1	m	$1,110.6	m	(0.2)%	$1,373.7	m	(19.3)%
Adjusted operating income	$338.9	m	$369.4	m	(8.3)%	$577.5	m	(41.3)%
Adjusted operating margin	30.6%		33.3%			42.0%
Adjusted net income attributable to Invesco Ltd.	$177.8	m	$155.8	m	14.1%	$399.7	m	(55.5)%
Adjusted diluted EPS	$0.39		$0.34		14.7%	$0.86		(54.7)%

Assets Under Management
Ending AUM	$1,409.2	bn	$1,323.3	bn	6.5%	$1,610.9	bn	(12.5)%
Average AUM	$1,391.5	bn	$1,416.2	bn	(1.7)%	$1,583.6	bn	(12.1)%

Headcount	8,611		8,621		(0.1)%	8,513		1.2%

2022 Highlights:

Financial Results	2022		2021		% Change
U.S. GAAP Financial Measures
Operating revenues	$6,048.9	m	$6,894.5	m	(12.3)%
Operating income	$1,317.7	m	$1,788.2	m	(26.3)%
Operating margin	21.8%		25.9%
Net income attributable to Invesco Ltd.	$683.9	m	$1,393.0	m	(50.9)%
Diluted EPS	$1.49		$2.99		(50.2)%

Adjusted Financial Measures (1)
Net revenues	$4,645.0	m	$5,261.1	m	(11.7)%
Adjusted operating income	$1,614.8	m	$2,182.6	m	(26.0)%
Adjusted operating margin	34.8%		41.5%
Adjusted net income attributable to Invesco Ltd.	$773.2	m	$1,439.6	m	(46.3)%
Adjusted diluted EPS	$1.68		$3.09		(45.6)%

Assets Under Management
Ending AUM	$1,409.2	bn	$1,610.9	bn	(12.5)%
Average AUM	$1,452.5	bn	$1,499.9	bn	(3.2)%
(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Fourth Quarter 2022 compared to Third Quarter 2022

Operating revenues and expenses: Operating revenues decreased $2.3 million in the fourth quarter compared to the third quarter as a result of lower average AUM. Investment management fees decreased $50.2 million during the period. Service and distribution fees decreased $7.7 million. Performance fees increased $52.0 million and were earned primarily from real estate and institutional products. Other revenues increased $3.6 million in the fourth quarter, resulting from higher front-end fees and real estate transaction fees.

Operating expenses increased $102.8 million in the fourth quarter as compared to the third quarter. Third party distribution, service and advisory costs decreased $4.0 million during the quarter due to lower average AUM. Employee compensation expense increased $43.4 million, primarily due to higher variable compensation associated with performance fees and mark to market gains on deferred compensation liabilities relative to market losses in the third quarter. Marketing expenses increased $4.2 million consistent with typical higher seasonal spend. Property, office and technology expenses increased $6.4 million, primarily due to higher technology related costs and property and office costs. General and administrative expenses increased $60.9 million in the fourth quarter as compared to the third quarter. The third quarter included $60.0 million of recoveries related to losses incurred in previous periods. Transaction, integration and restructuring costs decreased $13 million to a benefit of $13.6 million for the fourth quarter primarily due to a decline in restructuring costs and additional recoveries received related to losses incurred in previous periods.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $27.8 million, earned primarily from our China joint venture. Interest and dividend income increased $14.5 million due to an increase in interest and dividends from deferred compensation investments and an increase in interest from cash and cash equivalents. Other gains and losses were a net gain of $30.6 million, driven by market gains on deferred compensation and seed money investments. Other net income/(expense) of consolidated investment products (CIP) was a gain of $86.7 million, primarily driven by market gains on the underlying investments held by the funds.

The effective tax rate was 23.0% in the fourth quarter as compared to 34.0% in the third quarter. The decrease was primarily due to the impact that the gain attributable to interests in CIP had on the effective tax rate in the fourth quarter compared to the impact that the CIP losses had on the effective tax rate in the third quarter and the change in the mix of income across tax jurisdictions.

Diluted earnings per common share: Diluted earnings per common share was $0.41 for the fourth quarter of 2022.

Fourth Quarter 2022 compared to Fourth Quarter 2021

Operating revenues and expenses: Operating revenues decreased $320.0 million in the fourth quarter of 2022 compared to the fourth quarter of 2021 as a result of lower average AUM. Investment management fees decreased by $259.3 million during the period. Service and distribution fees decreased by $72.7 million. Performance fees increased $20.9 million earned primarily from real estate and institutional products. Other revenues decreased $8.9 million. Foreign exchange rate changes in the fourth quarter of 2022 decreased operating revenues by $44.9 million.

Operating expenses decreased $55.9 million compared to the fourth quarter of 2021. Third party distribution, service and advisory costs decreased $93.2 million from lower average AUM. Employee compensation expense increased $5.8 million compared to the fourth quarter of 2021, primarily due to higher variable compensation expenses associated with performance fees. Marketing expenses decreased $6.2 million, primarily due to lower advertising. General administrative expenses decreased $9.6 million, primarily due to $10.0 million of recoveries recognized in the fourth quarter related to losses incurred in previous periods. Transaction, integration, and restructuring costs were a benefit of $13.6 million in the fourth quarter of 2022 compared to a benefit of $52.6 million in the fourth quarter of 2021. The fourth quarter of 2021 had higher recoveries of losses which were partially offset by higher restructuring costs compared to the fourth quarter of 2022. Foreign exchange rate changes in the fourth quarter of 2022 decreased operating expenses by $45.7 million.

The effective tax rate was 23.0% in the fourth quarter of 2022 as compared to 19.0% in the fourth quarter of 2021. The increase in the effective tax rate was primarily due to an increase in the valuation allowance recorded against net operating losses in the fourth quarter of 2022 and the benefit associated with the reversal of certain reserves for uncertain tax positions reflected in the fourth quarter of 2021.

Adjusted(1) Operating Results:

Fourth Quarter 2022 compared to Third Quarter 2022

Net revenues decreased $2.5 million in the fourth quarter compared to the third quarter. Higher performance fees and other revenues and lower third party distribution, service and advisory costs were partially offset by lower investment management fees and service and distribution fees due to lower average AUM. Foreign exchange rate changes in the fourth quarter decreased net revenues by $5.0 million.
Adjusted operating expenses increased $28.0 million in the fourth quarter compared to the third quarter. Foreign exchange rate changes in the fourth quarter decreased adjusted operating expenses by $2.5 million.

Adjusted operating income decreased $30.5 million in the fourth quarter compared to the third quarter. Adjusted operating margin declined to 30.6% from 33.3% in the prior quarter.

Adjusted diluted earnings per common share increased to $0.39 from $0.34 as a result of net market gains on our investments and higher interest and dividend income and equity in earnings of unconsolidated affiliates, partially offset by lower operating income. The effective tax rate on adjusted net income decreased to 26.9% in the fourth quarter from 28.7% in the third quarter.

Fourth Quarter 2022 compared to Fourth Quarter 2021

Net revenues decreased $265.6 million compared to the fourth quarter of 2021, due to lower average AUM. The impact of decreased investment management fees, service and distribution fees and other revenues was partially offset by lower third-party distribution, service and advisory costs and higher performance fees. Foreign exchange rate changes in the fourth quarter decreased net revenues by $44.3 million.

Adjusted operating expenses decreased $27.0 million compared to the fourth quarter of 2021. Foreign exchange rate changes in the fourth quarter decreased adjusted operating expenses by $37.4 million.

Adjusted operating income decreased $238.6 million compared to the fourth quarter of 2021. Adjusted operating margin declined to 30.6% from 42.0% for the prior year quarter.

Adjusted diluted earnings per common share decreased to $0.39 from $0.86 as a result of lower operating income, lower market gains on our investments and lower equity in earnings of unconsolidated affiliates. The effective tax rate on adjusted net income increased to 26.9% in the fourth quarter of 2022 from 21.9% in the fourth quarter of 2021. The increase in the effective tax rate was primarily due to an increase in the valuation allowance recorded against net operating losses and a change in the mix of income across tax jurisdictions.
___________________________________________________________________________________
(1) Represents non-GAAP financial measure. See the information on pages 9 through 12 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:
Cash and cash equivalents: $1,234.7 million at December 31, 2022 ($1,023.6 million at September 30, 2022).

Debt: $1,487.6 million at December 31, 2022 ($1,487.1 million at September 30, 2022). The credit facility balance was zero as of December 31, 2022 and September 30, 2022.

Common shares outstanding (end of period): 454.8 million

Diluted common shares outstanding (end of period): 460.1 million

Common dividends paid: fourth quarter: $85.7 million; year-to-date: $334.8 million

Preferred dividends paid: fourth quarter: $59.2 million; year-to-date: $236.8 million

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.1875 per share to holders of common shares. The dividend is payable on March 2, 2023, to common shareholders of record at the close of business on February 16, 2023, with an ex-dividend date of February 15, 2023.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2022 through February 28, 2023. The preferred dividend is payable on March 1, 2023 to preferred shareholders of record at close of business on February 15, 2023.

# # #

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.4 trillion in assets on behalf of clients worldwide as of December 31, 2022. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, January 24, 2023, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, February 7, 2023 by calling 1-800-568-3942 for U.S. and Canadian callers or 1-203-369-3812 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-22	Q3-22	% Change	Q4-21	% Change
Operating revenues:
Investment management fees	$1,007.1	$1,057.3	(4.7)%	$1,266.4	(20.5)%
Service and distribution fees	332.5	340.2	(2.3)%	405.2	(17.9)%
Performance fees	55.0	3.0	1,733.3%	34.1	61.3%
Other	48.8	45.2	8.0%	57.7	(15.4)%
Total operating revenues	1,443.4	1,445.7	(0.2)%	1,763.4	(18.1)%
Operating expenses:
Third-party distribution, service and advisory	447.3	451.3	(0.9)%	540.5	(17.2)%
Employee compensation	464.2	420.8	10.3%	458.4	1.3%
Marketing	31.8	27.6	15.2%	38.0	(16.3)%
Property, office and technology	139.6	133.2	4.8%	135.3	3.2%
General and administrative	109.6	48.7	125.1%	119.2	(8.1)%
Transaction, integration, and restructuring	(13.6)	(0.6)	2,166.7%	(52.6)	(74.1)%
Amortization of intangibles	19.4	14.5	33.8%	15.4	26.0%
Total operating expenses	1,198.3	1,095.5	9.4%	1,254.2	(4.5)%
Operating income	245.1	350.2	(30.0)%	509.2	(51.9)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	27.8	20.2	37.6%	33.0	(15.8)%
Interest and dividend income	17.8	3.3	439.4%	21.6	(17.6)%
Interest expense	(17.6)	(18.6)	(5.4)%	(23.2)	(24.1)%
Other gains/(losses), net	30.6	(34.6)	N/A	55.1	(44.5)%
Other income/(expense) of CIP, net	86.7	(65.4)	N/A	92.1	(5.9)%
Income before income taxes	390.4	255.1	53.0%	687.8	(43.2)%
Income tax provision	(89.6)	(86.8)	3.2%	(130.7)	(31.4)%
Net income	300.8	168.3	78.7%	557.1	(46.0)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(53.8)	68.3	N/A	(71.1)	(24.3)%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$187.8	$177.4	5.9%	$426.8	(56.0)%

Earnings per common share:
---basic	$0.41	$0.39	5.1%	$0.92	(55.4)%
---diluted	$0.41	$0.39	5.1%	$0.92	(55.4)%

Average common shares outstanding:
---basic	457.0	457.0	—%	463.3	(1.4)%
---diluted	459.1	459.5	(0.1)%	465.6	(1.4)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2022	2021	% Change
Operating revenues:
Investment management fees	$4,358.4	$4,995.9	(12.8)%
Service and distribution fees	1,405.5	1,596.4	(12.0)%
Performance fees	68.2	56.1	21.6%
Other	216.8	246.1	(11.9)%
Total operating revenues	6,048.9	6,894.5	(12.3)%
Operating expenses:
Third-party distribution, service and advisory	1,886.2	2,149.3	(12.2)%
Employee compensation	1,725.1	1,911.3	(9.7)%
Marketing	114.9	98.6	16.5%
Property, office and technology	539.8	526.0	2.6%
General and administrative	380.2	424.1	(10.4)%
Transaction, integration, and restructuring	21.2	(65.9)	N/A
Amortization of intangibles	63.8	62.9	1.4%
Total operating expenses	4,731.2	5,106.3	(7.3)%
Operating income	1,317.7	1,788.2	(26.3)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	106.1	152.3	(30.3)%
Interest and dividend income	24.4	25.2	(3.2)%
Interest expense	(85.2)	(94.7)	(10.0)%
Other gains and losses, net	(139.5)	120.5	N/A
Other income/(expense) of CIP, net	24.2	509.0	(95.2)%
Income before income taxes	1,247.7	2,500.5	(50.1)%
Income tax provision	(322.2)	(531.1)	(39.3)%
Net income	925.5	1,969.4	(53.0)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(4.8)	(339.6)	(98.6)%
Less: Dividends declared on preferred shares	(236.8)	(236.8)	—%
Net income attributable to Invesco Ltd.	$683.9	$1,393.0	(50.9)%

Earnings per common share:
---basic	$1.50	$3.01	(50.2)%
---diluted	$1.49	$2.99	(50.2)%

Average common shares outstanding:
---basic	457.5	462.8	(1.1)%
---diluted	459.5	465.4	(1.3)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors.These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter				Year
in millions	Q4-22	Q3-22		Q4-21	2022	2021
Operating revenues, U.S. GAAP basis	$1,443.4	$1,445.7		$1,763.4	$6,048.9	$6,894.5
Revenue Adjustments (2)
Investment management fees	(180.2)	(185.5)		(211.8)	(764.7)	(844.1)
Service and distribution fees	(231.0)	(232.1)		(278.3)	(961.1)	(1,087.5)
Other	(36.1)	(33.7)		(50.4)	(160.4)	(217.7)
Total Revenue Adjustments	(447.3)	(451.3)		(540.5)	(1,886.2)	(2,149.3)
Invesco Great Wall (1)	97.9	104.6		139.9	432.7	473.5
CIP	14.1	11.6		10.9	49.6	42.4
Net revenues	$1,108.1	$1,110.6		$1,373.7	$4,645.0	$5,261.1
			$1,373.7

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-22	Q3-22	Q4-21	2022	2021
Operating income, U.S. GAAP basis	$245.1	$350.2	$509.2	$1,317.7	$1,788.2
Invesco Great Wall (1)	65.0	61.8	77.7	262.7	276.6
CIP	19.1	15.7	10.8	65.7	67.7
Transaction, integration, and restructuring (3)	(13.6)	(0.6)	(52.6)	21.2	(65.9)
Amortization of intangible assets	19.4	14.5	15.4	63.8	62.9
Compensation expense related to market valuation changes in deferred compensation plans	13.9	(12.2)	17.0	(46.3)	53.1
General and administrative (3)	(10.0)	(60.0)	—	(70.0)	—
Adjusted operating income	$338.9	$369.4	$577.5	$1,614.8	$2,182.6

Operating margin (4)	17.0%	24.2%	28.9%	21.8%	25.9%
Adjusted operating margin (5)	30.6%	33.3%	42.0%	34.8%	41.5%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
in millions	Q4-22	Q3-22	Q4-21	2022	2021
Net income attributable to Invesco Ltd., U.S. GAAP basis	$187.8	$177.4	$426.8	$683.9	$1,393.0
Transaction, integration, and restructuring, net of tax (3)	(11.7)	(0.4)	(44.4)	15.1	(52.8)
Amortization of intangible assets and related tax benefits (6)	22.3	18.3	18.8	78.0	83.7
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(11.8)	13.0	0.4	57.5	0.3
General and administrative, net of tax (3)	(8.8)	(45.7)	—	(54.5)	—
Acquisition-related contingent consideration, net of tax	—	—	(1.5)	—	(7.7)
Impact of tax rate changes (7)	—	(6.8)	(0.4)	(6.8)	23.1
Adjusted net income attributable to Invesco Ltd.(8)	$177.8	$155.8	$399.7	$773.2	$1,439.6

Average common shares outstanding - diluted	459.1	459.5	465.6	459.5	465.4
Diluted EPS	$0.41	$0.39	$0.92	$1.49	$2.99
Adjusted diluted EPS (9)	$0.39	$0.34	$0.86	$1.68	$3.09

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-22	Q3-22	Q4-21	2022	2021
Operating expenses, U.S. GAAP basis	$1,198.3	$1,095.5	$1,254.2	$4,731.2	$5,106.3
Invesco Great Wall (1)	32.9	42.8	62.2	170.0	196.9
Third party distribution, service, and advisory expenses	(447.3)	(451.3)	(540.5)	(1,886.2)	(2,149.3)
CIP	(5.0)	(4.1)	0.1	(16.1)	(25.3)
Transaction, integration, and restructuring (3)	13.6	0.6	52.6	(21.2)	65.9
Amortization of intangible assets (6)	(19.4)	(14.5)	(15.4)	(63.8)	(62.9)
Compensation expense related to market valuation changes in deferred compensation plans	(13.9)	12.2	(17.0)	46.3	(53.1)
General and administrative (3)	10.0	60.0	—	70.0	—
Adjusted operating expenses	$769.2	$741.2	$796.2	$3,030.2	$3,078.5

Employee compensation, U.S. GAAP basis	$464.2	$420.8	$458.4	$1,725.1	$1,911.3
Invesco Great Wall (1)	24.1	33.7	51.0	133.0	158.2
Compensation expense related to market valuation changes in deferred compensation plans	(13.9)	12.2	(17.0)	46.3	(53.1)
Adjusted employee compensation	$474.4	$466.7	$492.4	$1,904.4	$2,016.4

Marketing, U.S. GAAP basis	$31.8	$27.6	$38.0	$114.9	$98.6
Invesco Great Wall (1)	2.1	2.1	4.6	11.2	15.6
Adjusted marketing	$33.9	$29.7	$42.6	$126.1	$114.2

Property, office and technology, U.S. GAAP basis	$139.6	$133.2	$135.3	$539.8	$526.0
Invesco Great Wall (1)	5.0	5.2	4.1	18.9	14.1
Adjusted property, office and technology	$144.6	$138.4	$139.4	$558.7	$540.1

General and administrative, U.S. GAAP basis	$109.6	$48.7	$119.2	$380.2	$424.1
Invesco Great Wall (1)	1.7	1.8	2.5	6.9	9.0
CIP	(5.0)	(4.1)	0.1	(16.1)	(25.3)
Recoveries of previously disclosed losses(3)	10.0	60.0	—	70.0	—
Adjusted general and administrative	$116.3	$106.4	$121.8	$441.0	$407.8

Transaction, integration, and restructuring, U.S. GAAP basis	($13.6)	($0.6)	($52.6)	$21.2	($65.9)
Transaction, integration, and restructuring(3)	13.6	0.6	52.6	(21.2)	65.9
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$19.4	$14.5	$15.4	$63.8	$62.9
Amortization of intangible assets	(19.4)	(14.5)	(15.4)	(63.8)	(62.9)
Adjusted amortization of intangibles	$—	$—	$—	$—	$—

(1)     The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to 51% noncontrolling interests.

(2) The company calculates net revenues by reducing operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period, as an indicator of the basis point net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties

3)    Adjustment includes insurance and other recoveries received related to losses incurred in previous periods.

(4) Operating margin is equal to operating income divided by operating revenues.

(5) Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(6) The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in adjusted net income. We believe it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.

(7)    The third quarter of 2022 and fourth quarter of 2021 included net non-cash income tax benefits of $6.8 million and $0.4 million, respectively, related to the remeasurement of certain deferred tax assets and liabilities due to tax rate changes (2022: $6.8 million; 2021: $23.1 million expense).

(8) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 26.9% (third quarter 2022: 28.7%; fourth quarter 2021: 21.9%; 2022: 26.0%; 2021: 23.3%).

(9)    Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q4-22	Q3-22	% Change	Q4-21
Beginning Assets	$1,323.3	$1,390.4	(4.8)%	$1,528.6
Long-term inflows	73.9	68.7	7.6%	100.5
Long-term outflows	(77.1)	(76.4)	0.9%	(88.0)
Net long-term flows	(3.2)	(7.7)	(58.4)%	12.5
Net flows in non-management fee earning AUM (a)	(2.1)	1.9	N/A	12.5
Net flows in money market funds	30.1	10.0	201.0%	10.0
Total net flows	24.8	4.2	490.5%	35.0
Reinvested distributions	11.7	0.9	1,200.0%	29.0
Market gains and losses	34.8	(55.1)	N/A	18.4
Foreign currency translation	14.6	(17.1)	N/A	(0.1)
Ending Assets	$1,409.2	$1,323.3	6.5%	$1,610.9

Ending long-term AUM	$1,050.6	$994.3	5.7%	$1,231.9
Average long-term AUM	$1,042.4	$1,071.9	(2.8)%	$1,220.6
Average AUM	$1,391.5	$1,416.2	(1.7)%	$1,583.6
Average QQQ AUM	$152.5	$165.9	(8.1)%	$202.1

in billions	Total AUM	Active(d)	Passive(d)
September 30, 2022	$1,323.3	$914.1	$409.2
Long-term inflows	73.9	42.9	31.0
Long-term outflows	(77.1)	(53.4)	(23.7)
Net long-term flows	(3.2)	(10.5)	7.3
Net flows in non-management fee earning AUM (a)	(2.1)	—	(2.1)
Net flows in money market funds	30.1	30.1	—
Total net flows	24.8	19.6	5.2
Reinvested distributions	11.7	11.7	—
Market gains and losses	34.8	18.0	16.8
Foreign currency translation	14.6	12.8	1.8
December 31, 2022	$1,409.2	$976.2	$433.0

Average AUM	$1,391.5	$952.0	$439.5

By channel: (in billions)	Total	Retail	Institutional
September 30, 2022	$1,323.3	$834.0	$489.3
Long-term inflows	73.9	53.1	20.8
Long-term outflows	(77.1)	(57.2)	(19.9)
Net long-term flows	(3.2)	(4.1)	0.9
Net flows in non-management fee earning AUM (a)	(2.1)	(1.5)	(0.6)
Net flows in money market funds	30.1	0.3	29.8
Total net flows	24.8	(5.3)	30.1
Reinvested distributions	11.7	11.6	0.1
Market gains and losses	34.8	27.0	7.8
Foreign currency translation	14.6	5.0	9.6
December 31, 2022	$1,409.2	$872.3	$536.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
September 30, 2022	$1,323.3	$597.5	$304.3	$63.6	$172.1	$185.8
Long-term inflows	73.9	32.2	30.4	3.4	—	7.9
Long-term outflows	(77.1)	(31.5)	(29.6)	(4.5)	—	(11.5)
Net long-term flows	(3.2)	0.7	0.8	(1.1)	—	(3.6)
Net flows in non-management fee earning AUM (a)	(2.1)	(1.4)	(0.7)	—	—	—
Net flows in money market funds	30.1	—	(0.3)	—	30.4	—
Total net flows	24.8	(0.7)	(0.2)	(1.1)	30.4	(3.6)
Reinvested distributions	11.7	9.7	0.5	0.9	—	0.6
Market gains and losses	34.8	25.7	4.0	2.1	(0.1)	3.1
Foreign currency translation	14.6	4.8	5.1	1.6	1.1	2.0
December 31, 2022	$1,409.2	$637.0	$313.7	$67.1	$203.5	$187.9

Average AUM	$1,391.5	$640.5	$307.8	$65.7	$187.2	$190.3

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
September 30, 2022	$1,323.3	$940.8	$210.3	$172.2
Long-term inflows	73.9	38.7	19.7	15.5
Long-term outflows	(77.1)	(42.6)	(16.4)	(18.1)
Net long-term flows	(3.2)	(3.9)	3.3	(2.6)
Net flows in non-management fee earning AUM (a)	(2.1)	(1.7)	(0.3)	(0.1)
Net flows in money market funds	30.1	31.0	(0.7)	(0.2)
Total net flows	24.8	25.4	2.3	(2.9)
Reinvested distributions	11.7	11.6	—	0.1
Market gains and losses	34.8	20.9	2.7	11.2
Foreign currency translation	14.6	0.7	8.2	5.7
December 31, 2022	$1,409.2	$999.4	$223.5	$186.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Active(d)

in billions	Q4-22	Q3-22	% Change	Q4-21
Beginning Assets	$914.1	$957.9	(4.6)%	$1,060.0
Long-term inflows	42.9	44.5	(3.6)%	62.5
Long-term outflows	(53.4)	(51.8)	3.1%	(60.7)
Net long-term flows	(10.5)	(7.3)	43.8%	1.8
Net flows in non-management fee earning AUM (a)	—	—	N/A	(0.1)
Net flows in money market funds	30.1	10.0	201.0%	10.0
Total net flows	19.6	2.7	625.9%	11.7
Reinvested distributions	11.7	0.9	1,200.0%	29.0
Market gains and losses	18.0	(32.0)	N/A	(18.1)
Foreign currency translation	12.8	(15.4)	N/A	($0.1)
Ending Assets	$976.2	$914.1	6.8%	$1,082.5

Average long-term AUM	$764.9	$793.0	(3.5)%	$931.7
Average AUM	$952.0	$961.6	(1.0)%	$1,077.4

By channel: (in billions)	Total	Retail	Institutional
September 30, 2022	$914.1	$462.8	$451.3
Long-term inflows	42.9	25.4	17.5
Long-term outflows	(53.4)	(34.5)	(18.9)
Net long-term flows	(10.5)	(9.1)	(1.4)
Net flows in money market funds	30.1	0.3	29.8
Total net flows	19.6	(8.8)	28.4
Reinvested distributions	11.7	11.6	0.1
Market gains and losses	18.0	12.4	5.6
Foreign currency translation	12.8	4.1	8.7
December 31, 2022	$976.2	$482.1	$494.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
September 30, 2022	$914.1	$260.0	$264.7	$62.8	$172.1	$154.5
Long-term inflows	42.9	11.0	24.6	3.4	—	3.9
Long-term outflows	(53.4)	(17.7)	(24.6)	(4.5)	—	(6.6)
Net long-term flows	(10.5)	(6.7)	—	(1.1)	—	(2.7)
Net flows in money market funds	30.1	—	(0.3)	—	30.4	—
Total net flows	19.6	(6.7)	(0.3)	(1.1)	30.4	(2.7)
Reinvested distributions	11.7	9.7	0.5	0.9	—	0.6
Market gains and losses	18.0	10.8	3.5	2.1	(0.1)	1.7
Foreign currency translation	12.8	3.7	4.6	1.6	1.1	1.8
December 31, 2022	$976.2	$277.5	$273.0	$66.3	$203.5	$155.9

Average AUM	$952.0	$275.8	$267.5	$64.8	$187.2	$156.7

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Active(d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
September 30, 2022	$914.1	$629.3	$180.9	$103.9
Long-term inflows	42.9	20.2	16.8	5.9
Long-term outflows	(53.4)	(30.5)	(14.9)	(8.0)
Net long-term flows	(10.5)	(10.3)	1.9	(2.1)
Net flows in money market funds	30.1	31.0	(0.7)	(0.2)
Total net flows	19.6	20.7	1.2	(2.3)
Reinvested distributions	11.7	11.6	—	0.1
Market gains and losses	18.0	8.5	1.9	7.6
Foreign currency translation	12.8	0.7	7.0	5.1
December 31, 2022	$976.2	$670.8	$191.0	$114.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(d)

in billions	Q4-22	Q3-22	% Change	Q4-21
Beginning Assets	$409.2	$432.5	(5.4)%	$468.6
Long-term inflows	31.0	24.2	28.1%	38.0
Long-term outflows	(23.7)	(24.6)	(3.7)%	(27.3)
Net long-term flows	7.3	(0.4)	N/A	10.7
Net flows in non-management fee earning AUM (a)	(2.1)	1.9	N/A	12.6
Total net flows	5.2	1.5	246.7%	23.3
Market gains and losses	16.8	(23.1)	N/A	36.5
Foreign currency translation	1.8	(1.7)	N/A	—
Ending Assets	$433.0	$409.2	5.8%	$528.4

Average long-term AUM	$277.4	$278.9	(0.5)%	$288.9
Average AUM	$439.5	$454.6	(3.3)%	$506.2
Average QQQ AUM	$152.5	$165.9	(8.1)%	$202.1

By channel: (in billions)	Total	Retail	Institutional
September 30, 2022	$409.2	$371.2	$38.0
Long-term inflows	31.0	27.7	3.3
Long-term outflows	(23.7)	(22.7)	(1.0)
Net long-term flows	7.3	5.0	2.3
Net flows in non-management fee earning AUM (a)	(2.1)	(1.5)	(0.6)
Total net flows	5.2	3.5	1.7
Market gains and losses	16.8	14.6	2.2
Foreign currency translation	1.8	0.9	0.9
December 31, 2022	$433.0	$390.2	$42.8

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
September 30, 2022	$409.2	$337.5	$39.6	$0.8	$—	$31.3
Long-term inflows	31.0	21.2	5.8	—	—	4.0
Long-term outflows	(23.7)	(13.8)	(5.0)	—	—	(4.9)
Net long-term flows	7.3	7.4	0.8	—	—	(0.9)
Net flows in non-management fee earning AUM (a)	(2.1)	(1.4)	(0.7)	—	—	—
Total net flows	5.2	6.0	0.1	—	—	(0.9)
Market gains and losses	16.8	14.9	0.5	—	—	1.4
Foreign currency translation	1.8	1.1	0.5	—	—	0.2
December 31, 2022	$433.0	$359.5	$40.7	$0.8	$—	$32.0

Average AUM	$439.5	$364.7	$40.3	$0.9	$—	$33.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
September 30, 2022	$409.2	$311.5	$29.4	$68.3
Long-term inflows	31.0	18.5	2.9	9.6
Long-term outflows	(23.7)	(12.1)	(1.5)	(10.1)
Net long-term flows	7.3	6.4	1.4	(0.5)
Net flows in non-management fee earning AUM (a)	(2.1)	(1.7)	(0.3)	(0.1)
Total net flows	5.2	4.7	1.1	(0.6)
Market gains and losses	16.8	12.4	0.8	3.6
Foreign currency translation	1.8	—	1.2	0.6
December 31, 2022	$433.0	$328.6	$32.5	$71.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	December 31, 2022	December 31, 2021	% Change
Beginning Assets	$1,610.9	$1,349.9	19.3%
Long-term inflows	330.3	426.8	(22.6)%
Long-term outflows	(330.8)	(345.4)	(4.2)%
Net long-term flows	(0.5)	81.4	N/A
Net flows in non-management fee earning AUM (a)	(3.2)	20.6	N/A
Net flows in money market funds	56.4	39.7	42.1%
Total net flows	52.7	141.7	(62.8)%
Reinvested distributions	15.2	31.6	(51.9)%
Market gains and losses	(243.5)	94.0	N/A
Foreign currency translation	(26.1)	(6.3)	314.3%
Ending Assets	$1,409.2	$1,610.9	(12.5)%

Ending long-term AUM	$1,050.6	$1,231.9	(14.7)%
Average long-term AUM	$1,104.8	$1,177.1	(6.1)%
Average AUM	$1,452.5	$1,499.9	(3.2)%
Average QQQ AUM	$169.1	$176.0	(3.9)%

in billions	Total AUM	Active(d)	Passive(d)
December 31, 2021	$1,610.9	$1,082.5	$528.4
Long-term inflows	330.3	197.9	132.4
Long-term outflows	(330.8)	(226.2)	(104.6)
Net long-term flows	(0.5)	(28.3)	27.8
Net flows in non-management fee earning AUM (a)	(3.2)	—	(3.2)
Net flows in money market funds	56.4	56.4	—
Total net flows	52.7	28.1	24.6
Reinvested distributions	15.2	15.2	—
Market gains and losses	(243.5)	(125.6)	(117.9)
Foreign currency translation	(26.1)	(24.0)	(2.1)
December 31, 2022	$1,409.2	$976.2	$433.0

Average AUM	$1,452.5	$988.2	$464.3

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$1,610.9	$1,106.5	$504.4
Long-term inflows	330.3	243.9	86.4
Long-term outflows	(330.8)	(257.5)	(73.3)
Net long-term flows	(0.5)	(13.6)	13.1
Net flows in non-management fee earning AUM (a)	(3.2)	0.9	(4.1)
Net flows in money market funds	56.4	1.8	54.6
Total net flows	52.7	(10.9)	63.6
Reinvested distributions	15.2	14.8	0.4
Market gains and losses	(243.5)	(227.3)	(16.2)
Foreign currency translation	(26.1)	(10.8)	(15.3)
December 31, 2022	$1,409.2	$872.3	$536.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
December 31, 2021	$1,610.9	$841.6	$334.8	$88.6	$148.8	$197.1
Long-term inflows	330.3	143.7	119.3	15.2	—	52.1
Long-term outflows	(330.8)	(152.5)	(102.4)	(20.9)	—	(55.0)
Net long-term flows	(0.5)	(8.8)	16.9	(5.7)	—	(2.9)
Net flows in non-management fee earning AUM (a)	(3.2)	1.0	(4.2)	—	—	—
Net flows in money market funds	56.4	—	—	—	56.4	—
Total net flows	52.7	(7.8)	12.7	(5.7)	56.4	(2.9)
Reinvested distributions	15.2	11.1	1.6	1.2	—	1.3
Market gains and losses	(243.5)	(198.8)	(27.3)	(13.2)	1.1	(5.3)
Foreign currency translation	(26.1)	(9.1)	(8.1)	(3.8)	(2.8)	(2.3)
December 31, 2022	$1,409.2	$637.0	$313.7	$67.1	$203.5	$187.9

Average AUM	$1,452.5	$697.1	$315.1	$73.3	$167.6	$199.4

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
December 31, 2021	$1,610.9	$1,132.5	$247.3	$231.1
Long-term inflows	330.3	184.0	76.6	69.7
Long-term outflows	(330.8)	(193.8)	(62.5)	(74.5)
Net long-term flows	(0.5)	(9.8)	14.1	(4.8)
Net flows in non-management fee earning AUM (a)	(3.2)	(3.6)	1.1	(0.7)
Net flows in money market funds	56.4	58.3	(0.3)	(1.6)
Total net flows	52.7	44.9	14.9	(7.1)
Reinvested distributions	15.2	14.9	—	0.3
Market gains and losses	(243.5)	(191.3)	(22.6)	(29.6)
Foreign currency translation	(26.1)	(1.6)	(16.1)	(8.4)
December 31, 2022	$1,409.2	$999.4	$223.5	$186.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Active (d)

in billions	December 31, 2022	December 31, 2021	% Change
Beginning Assets	$1,082.5	$979.3	10.5%
Long-term inflows	197.9	260.2	(23.9)%
Long-term outflows	(226.2)	(242.0)	(6.5)%
Net long-term flows	(28.3)	18.2	N/A
Net flows in non-management fee earning AUM (a)	—	(0.1)	N/A
Net flows in money market funds	56.4	39.7	42.1%
Total net flows	28.1	57.8	(51.4)%
Reinvested distributions	15.2	31.6	(51.9)%
Market gains and losses	(125.6)	18.3	N/A
Foreign currency translation	(24.0)	(4.5)	433.3%
Ending Assets	$976.2	$1,082.5	(9.8)%

Average long-term AUM	$820.8	$919.1	(10.7)%
Average AUM	$988.2	$1,050.2	(5.9)%

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$1,082.5	$631.7	$450.8
Long-term inflows	197.9	117.0	80.9
Long-term outflows	(226.2)	(157.5)	(68.7)
Net long-term flows	(28.3)	(40.5)	12.2
Net flows in money market funds	56.4	1.8	54.6
Total net flows	28.1	(38.7)	66.8
Reinvested distributions	15.2	14.8	0.4
Market gains and losses	(125.6)	(115.6)	(10.0)
Foreign currency translation	(24.0)	(10.1)	(13.9)
December 31, 2022	$976.2	$482.1	$494.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
December 31, 2021	$1,082.5	$389.6	$293.1	$87.4	$148.8	$163.6
Long-term inflows	197.9	54.2	98.1	15.2	—	30.4
Long-term outflows	(226.2)	(83.3)	(89.7)	(20.8)	—	(32.4)
Net long-term flows	(28.3)	(29.1)	8.4	(5.6)	—	(2.0)
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	—
Net flows in money market funds	56.4	—	—	—	56.4	—
Total net flows	28.1	(29.1)	8.4	(5.6)	56.4	(2.0)
Reinvested distributions	15.2	11.1	1.6	1.2	—	1.3
Market gains and losses	(125.6)	(86.4)	(22.4)	(12.9)	1.1	(5.0)
Foreign currency translation	(24.0)	(7.7)	(7.7)	(3.8)	(2.8)	(2.0)
December 31, 2022	$976.2	$277.5	$273.0	$66.3	$203.5	$155.9

Average AUM	$988.2	$309.6	$275.2	$72.3	$167.5	$163.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Active (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
December 31, 2021	$1,082.5	$724.5	$208.8	$149.2
Long-term inflows	197.9	104.0	69.3	24.6
Long-term outflows	(226.2)	(133.4)	(56.1)	(36.7)
Net long-term flows	(28.3)	(29.4)	13.2	(12.1)
Net flows in non-management fee earning AUM (a)	—	—	0.1	(0.1)
Net flows in money market funds	56.4	58.3	(0.3)	(1.6)
Total net flows	28.1	28.9	13.0	(13.8)
Reinvested distributions	15.2	14.9	—	0.3
Market gains and losses	(125.6)	(96.0)	(16.3)	(13.3)
Foreign currency translation	(24.0)	(1.5)	(14.5)	(8.0)
December 31, 2022	$976.2	$670.8	$191.0	$114.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (d)

in billions	December 31, 2022	December 31, 2021	% Change
Beginning Assets	$528.4	$370.6	42.6%
Long-term inflows	132.4	166.6	(20.5)%
Long-term outflows	(104.6)	(103.4)	1.2%
Net long-term flows	27.8	63.2	(56.0)%
Net flows in non-management fee earning AUM (a)	(3.2)	20.7	N/A
Total net flows	24.6	83.9	(70.7)%
Market gains and losses	(117.9)	75.7	N/A
Foreign currency translation	(2.1)	(1.8)	16.7%
Ending Assets	$433.0	$528.4	(18.1)%

Average long-term AUM	$284.0	$258.0	10.1%
Average AUM	$464.3	$449.7	3.2%
Average QQQ AUM	$169.1	$176.0	(3.9)%

By channel: (in billions)	Total	Retail	Institutional
December 31, 2021	$528.4	$474.8	$53.6
Long-term inflows	132.4	126.9	5.5
Long-term outflows	(104.6)	(100.0)	(4.6)
Net long-term flows	27.8	26.9	0.9
Net flows in non-management fee earning AUM (a)	(3.2)	0.9	(4.1)
Total net flows	24.6	27.8	(3.2)
Market gains and losses	(117.9)	(111.7)	(6.2)
Foreign currency translation	(2.1)	(0.7)	(1.4)
December 31, 2022	$433.0	$390.2	$42.8

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
December 31, 2021	$528.4	$452.0	$41.7	$1.2	$—	$33.5
Long-term inflows	132.4	89.5	21.2	—	—	21.7
Long-term outflows	(104.6)	(69.2)	(12.7)	(0.1)	—	(22.6)
Net long-term flows	27.8	20.3	8.5	(0.1)	—	(0.9)
Net flows in non-management fee earning AUM (a)	(3.2)	1.0	(4.2)	—	—	—
Total net flows	24.6	21.3	4.3	(0.1)	—	(0.9)
Market gains and losses	(117.9)	(112.4)	(4.9)	(0.3)	—	(0.3)
Foreign currency translation	(2.1)	(1.4)	(0.4)	—	—	(0.3)
December 31, 2022	$433.0	$359.5	$40.7	$0.8	$—	$32.0

Average AUM	$464.3	$387.6	$39.9	$0.9	$—	$35.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (d) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA(e)
December 31, 2021	$528.4	$408.0	$38.5	$81.9
Long-term inflows	132.4	80.0	7.3	45.1
Long-term outflows	(104.6)	(60.4)	(6.4)	(37.8)
Net long-term flows	27.8	19.6	0.9	7.3
Net flows in non-management fee earning AUM (a)	(3.2)	(3.6)	1.0	(0.6)
Total net flows	24.6	16.0	1.9	6.7
Market gains and losses	(117.9)	(95.3)	(6.3)	(16.3)
Foreign currency translation	(2.1)	(0.1)	(1.6)	(0.4)
December 31, 2022	$433.0	$328.6	$32.5	$71.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.

(c)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of December 31, 2022 includes $203.5 billion in money market AUM and $155.1 billion in non-management fee earning AUM (September 30, 2022: $172.1 billion and $157.0 billion, respectively; December 31, 2021: $148.8 billion and $230.2 billion, respectively).

(d)Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.
(e)From the third quarter of 2022, UK is presented as part of EMEA. EMEA includes UK net long-term outflows of $2.2 billion and $12.9 billion for the three months and year ended December 31, 2022, respectively. Ending AUM of UK as of December 31, 2022 was $44.4 billion

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	43%	42%	31%	16%	22%	27%	27%	—%
U.S. Growth (5%)	—%	46%	46%	46%	—%	30%	31%	31%
U.S. Value (7%)	91%	91%	91%	87%	86%	60%	47%	42%
Sector (1%)	—%	10%	1%	52%	10%	34%	25%	53%
UK (1%)	56%	38%	45%	44%	93%	30%	43%	38%
Canadian (<1%)	100%	100%	66%	58%	87%	100%	42%	—%
Asian (4%)	44%	65%	85%	91%	77%	25%	74%	84%
Continental European (2%)	78%	80%	21%	93%	92%	78%	37%	92%
Global (5%)	22%	22%	4%	83%	15%	7%	—%	22%
Global Ex U.S. and Emerging Markets (8%)	16%	32%	95%	99%	14%	12%	14%	11%
Fixed Income (1)
Money Market (29%)	83%	95%	97%	100%	86%	86%	85%	98%
U.S. Fixed Income (11%)	23%	78%	80%	97%	35%	64%	76%	92%
Global Fixed Income (6%)	48%	87%	94%	90%	62%	66%	75%	93%
Stable Value (6%)	100%	100%	100%	100%	17%	97%	97%	100%
Other (1)
Alternatives (6%)	24%	39%	31%	33%	45%	45%	41%	41%
Balanced (7%)	80%	93%	63%	62%	81%	79%	80%	94%
Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.
AUM measured in the one, three, five and ten year quartile rankings represents 47%, 47%, 46% and 42% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 61%, 58%, 57% and 51% of total Invesco AUM as of December 31, 2022. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the 5 year peer group ($651.3 billion).

Invesco Ltd.
Supplemental Information(1)

	For the three months ended December 31, 2022			For the three months ended December 31, 2021
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,226.0	$202.4	$1,023.6	$2,309.5	$536.3	$1,773.2
Cash flows from operating activities	456.5	38.6	417.9	(3.7)	(294.9)	291.2
Cash flows from investing activities	(130.6)	(27.9)	(102.7)	(259.8)	(236.2)	(23.6)
Cash flows from financing activities	(168.1)	(18.6)	(149.5)	103.1	243.9	(140.8)
Increase/(decrease) in cash and cash equivalents	157.8	(7.9)	165.7	(160.4)	(287.2)	126.8
Foreign exchange movement on cash and cash equivalents	50.3	4.9	45.4	(2.0)	1.6	(3.6)
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$1,434.1	$199.4	$1,234.7	$2,147.1	$250.7	$1,896.4

	For the year ended December 31, 2022			For the year ended December 31, 2021
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents and restricted cash, beginning of period(2)	$2,147.1	$250.7	$1,896.4	$1,839.3	$301.7	$1,537.6
Cash flows from operating activities	696.2	(414.1)	1,110.3	1,078.1	(436.1)	1,514.2
Cash flows from investing activities	(368.6)	(81.5)	(287.1)	(847.9)	(755.4)	(92.5)
Cash flows from financing activities	(966.9)	449.4	(1,416.3)	117.3	1,148.0	(1,030.7)
Increase/(decrease) in cash and cash equivalents	(639.3)	(46.2)	(593.1)	347.5	(43.5)	391.0
Foreign exchange movement on cash and cash equivalents	(73.7)	(5.1)	(68.6)	(39.7)	(7.5)	(32.2)
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$1,434.1	$199.4	$1,234.7	$2,147.1	$250.7	$1,896.4

(1)     These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2)     The beginning period cash excluding CIP for the year ended December 31, 2021 includes restricted cash of $129.2 million. There was no restricted cash at the end of the period for the three months and year ended December 31, 2022 (December 31, 2021: none)

Invesco Ltd.
Supplemental Information(1)

	As of December 31, 2022				As of December 31, 2021
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,234.7	$—	$—	$1,234.7	$1,896.4	—	—	$1,896.4
Investments	996.6	(376.8)	—	1,373.4	926.3	(454.8)	—	1,381.1
Investments and other assets of CIP	8,735.1	8,735.1	—	—	9,575.1	9,575.1	—	—
Cash and cash equivalents of CIP	199.4	199.4	—	—	250.7	250.7	—	—
Assets held for policyholders	668.7	—	668.7	—	1,893.6	—	1,893.6	—
Goodwill and intangible assets, net	15,698.9	—	—	15,698.9	16,110.5	—	—	16,110.5
Other assets (2)	2,223.4	(9.8)	—	2,233.2	2,033.0	(6.4)	—	2,039.4
Total assets	29,756.8	8,547.9	668.7	20,540.2	32,685.6	9,364.6	1,893.6	21,427.4
LIABILITIES
Debt of CIP	6,590.4	6,590.4	—	—	7,336.1	7,336.1	—	—
Other liabilities of CIP	329.6	329.6	—	—	846.3	846.3	—	—
Policyholder payables	668.7	—	668.7	—	1,893.6	—	1,893.6	—
Debt	1,487.6	—	—	1,487.6	2,085.1	—	—	2,085.1
Other liabilities (3)	3,838.3	—	—	3,838.3	3,845.7	—	—	3,845.7
Total liabilities	12,914.6	6,920.0	668.7	5,325.9	16,006.8	8,182.4	1,893.6	5,930.8
EQUITY
Total equity attributable to Invesco Ltd.	15,213.6	(0.1)	—	15,213.7	15,495.8	(0.1)	—	15,495.9
Noncontrolling interests (4)	1,628.6	1,628.0	—	0.6	1,183.0	1,182.3	—	0.7
Total equity	16,842.2	1,627.9	—	15,214.3	16,678.8	1,182.2	—	15,496.6
Total liabilities and equity	$29,756.8	$8,547.9	$668.7	$20,540.2	$32,685.6	$9,364.6	$1,893.6	$21,427.4

1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) Amounts include accounts receivable, prepaid assets, unsettled funds receivables, property, equipment and software, right-of-use asset, and other assets.

(3) Amounts include accrued compensation and benefits, unsettled funds payables, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.